Exhibit 99.1

ATEC Reports Third Quarter Financial Results and Recent Corporate Highlights

Total revenue growth of 53% including organic revenue growth of 29%

Advancing adoption of PTP Technique drove 50% lateral contribution to revenue growth

Revenue related to EOS imaging exceeded $11 million

CARLSBAD, Calif., November 4, 2021 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended September 30, 2021, and recent corporate highlights.

Third Quarter 2021 Financial Results

Quarter Ended
September 30, 2021
Total revenue	$62.9 million
GAAP gross margin	63.0%
Non-GAAP gross margin	72.0%
Operating expenses	$74.7 million
Non-GAAP operating expenses	$60.4 million
GAAP operating loss	($35.1) million
Non-GAAP adjusted EBITDA	($9.8) million
Ending cash balance	$223.9 million

Recent Highlights

•	Advanced the adoption of the Prone Trans-Psoas (PTP) Technique, with ATEC lateral delivering over 50% of Q3 revenue growth;
•	Expanded surgeon users by 20% compared to Q3 2020;
•	Generated over $11 million in EOS-related revenue and continued to build demand with a 25% increase in the pipeline of interest since the transaction closed;
•	Enhanced the versatility of the InVictus Posterior Fixation Platform with the release of Osseoscrew, the only expandable screw commercially available in the U.S.;
•	Released the ALIF Standalone Interbody System, which improves intra-operative optionality and restores alignment at L4/L5 and L5/S1 where the majority of alignment is derived;
•	Closed a convertible debt offering, reducing debt service and raising net proceeds of $188M for continued investment in growth.

“In the third quarter, ATEC continued to earn market share by delivering on our promise to create procedures that improve patient care,” said Pat Miles, Chairman and Chief Executive Officer. “Despite ongoing market impacts, our surgeon customer base increased significantly. The accelerating uptake of PTP is testament to the reflected know-how and ATEC's ability to design technology for specific approach requirements.  This is expanding adoption of the lateral approach by surgeons who have historically relied on posterior techniques. We are also making progress integrating EOS imaging, and are confident that system placements are laying the foundation for an improved clinical experience that will set the standard for surgical planning, intra-operative information and predictive analytics. I am incredibly bullish that ATEC’s organic innovation machine will continue to drive long-term, multi-faceted growth. Despite our many successes to date, we know we are still only getting started.”

Financial Outlook for the Full Year 2021

The Company now expects total revenue for the fiscal year ended December 31, 2021, to approximate $235 million, reflecting growth of approximately 62% compared to the prior full year. This includes an organic revenue contribution of approximately $208 million, or 47% growth compared to the prior full year, which has been updated to reflect the impact of the COVID pandemic in the third quarter 2021. The Company now anticipates about $26 million of revenue related to EOS imaging, which accounts for slightly stronger than expected EOS-related revenue in the third quarter 2021. Total revenue guidance for the full year also includes an approximate $1 million contribution from the Company’s international supply agreement, which terminated on August 31, 2021.

Investor Conference Call

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast can be accessed by visiting the Investor Relations section of ATEC’s Corporate Website at investors.alphatecspine.com/quarterly-results.  Participants should go to the website at least 15 minutes before the event to register, and download and install any necessary software.

To dial-in to the webcast, registration may be completed by visiting the following registration link:  http://www.directeventreg.com/registration/event/6548679. Once registered, each dial-in participant will be provided access details and a registrant ID.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s Corporate Website at investors.alphatecspine.com/quarterly-results for twelve months. In addition, a replay of the audiocast will be available beginning two hours after the call’s completion until November 11, 2021. The replay dial-in numbers are (800)585-8367 for domestic callers and (416)621-4642 for international callers. Please use the replay conference ID number 6548679.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP Adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue and growth outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; the Company’s future ability to finance its operations and sufficiency of its cash runway; and statements about the potential benefits and synergies of the acquisition of EOS imaging, S.A.  Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; the Company’s ability to meet its financial obligations; the impact of the COVID-19 pandemic on the Company and economy; and uncertainties and risks related to the integration of EOS imaging, S.A.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
unaudited
Revenue:
Revenue from products and services	$62,735	$40,052	$168,336	$97,956
Revenue from international supply agreement	145	1,111	914	2,951
Total revenue	62,880	41,163	169,250	100,907
Cost of revenue	23,266	11,926	56,713	29,797
Gross profit	39,614	29,237	112,537	71,110
Operating expenses:
Research and development	9,391	4,984	23,031	13,390
Sales, general and administrative	61,494	35,380	162,578	89,431
Litigation-related expenses	1,209	1,560	5,711	5,507
Amortization of acquired intangible assets	2,012	172	3,392	516
Transaction-related expenses	373	2	6,156	4,093
Restructuring expenses	256	—	1,587	—
Total operating expenses	74,735	42,098	202,455	112,937
Operating loss	(35,121)	(12,861)	(89,918)	(41,827)
Interest and other expense, net:
Interest expense, net	(1,272)	(2,762)	(5,604)	(8,668)
Loss on debt extinguishment, net	(7,434)	—	(7,434)	(1,555)
Other income (expenses), net	886	(6)	(1,020)	(6)
Total interest and other expenses, net	(7,820)	(2,768)	(14,058)	(10,229)
Net loss before taxes	(42,941)	(15,629)	(103,976)	(52,056)
Income tax provision	90	40	163	140
Net loss	$(43,031)	$(15,669)	$(104,139)	$(52,196)
Net loss per share, basic and diluted	$(0.43)	$(0.24)	$(1.09)	$(0.82)
Weighted average shares outstanding, basic and diluted	99,571	64,761	95,204	63,669
Stock-based compensation included in:
Cost of revenue	$310	$139	$489	$374
Research and development	1,440	528	2,602	1,482
Sales, general and administrative	9,004	3,877	23,633	10,831
	$10,754	$4,544	$26,724	$12,687

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash	$223,868	$107,765
Accounts receivable, net	33,676	23,527
Inventories	92,509	46,001
Prepaid expenses and other current assets	7,109	5,439
Withholding tax receivable from Officer	—	1,076
Current assets of discontinued operations	—	352
Total current assets	357,162	184,160
Property and equipment, net	77,214	36,670
Right-of-use asset	26,647	1,177
Goodwill	44,335	13,897
Intangible assets, net	88,840	24,720
Other assets	3,910	541
Noncurrent assets of discontinued operations	—	58
Total assets	$598,108	$261,223
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$29,438	$17,599
Accrued expenses and other current liabilities	43,985	35,264
Contract liability	16,670	—
Short-term debt	6,119	4,167
Current portion of operating lease liability	3,859	885
Current liabilities of discontinued operations	—	397
Total current liabilities	100,071	58,312
Total long-term liabilities	362,677	49,428
Redeemable preferred stock	23,603	23,603
Stockholders' equity	111,757	129,880
Total liabilities and stockholders' equity	$598,108	$261,223

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
unaudited
Gross profit, GAAP	$39,614	$29,237	$112,537	$71,110
Add: amortization of intangible assets	270	269	806	806
Add: stock-based compensation	310	139	489	374
Add: purchase accounting adjustments on acquisitions	2,577	—	4,340	—
Add: non-cash excess and obsolete charges	2,525	1,995	6,842	5,429
Non-GAAP gross profit	$45,296	$31,640	$125,014	$77,719
Gross margin, GAAP	63.0%	71.0%	66.5%	70.5%
Add: amortization of intangible assets	0.4%	0.7%	0.5%	0.8%
Add: stock-based compensation	0.5%	0.3%	0.3%	0.4%
Add: purchase accounting adjustments on acquisitions	4.1%	0%	2.6%	0.0%
Add: non-cash excess and obsolete charges	4.0%	4.8%	4.0%	5.4%
Non-GAAP gross margin	72.0%	76.9%	73.9%	77.0%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
unaudited
Operating expenses, GAAP	$74,735	$42,098	$202,455	$112,937
Adjustments:
Stock-based compensation	(10,444)	(4,405)	(26,235)	(12,313)
Litigation-related expenses	(1,209)	(1,560)	(5,711)	(5,507)
Amortization of intangible assets	(2,012)	(172)	(3,392)	(516)
Transaction-related expenses	(373)	(2)	(6,156)	(4,093)
Restructuring expenses	(256)	—	(1,587)	—
Non-GAAP operating expenses	$60,441	$35,959	$159,374	$90,508

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
unaudited
Operating loss, GAAP	$(35,121)	$(12,861)	$(89,918)	$(41,827)
Depreciation	5,311	2,307	13,788	6,482
Amortization of intangible assets	2,281	441	4,198	1,322
EBITDA	(27,529)	(10,113)	(71,932)	(34,023)
Add back significant items:
Stock-based compensation	10,754	4,544	26,724	12,687
Purchase accounting adjustments on acquisitions	2,577	—	4,340	—
Excess & obsolete charges	2,525	1,995	6,842	5,429
Litigation-related expenses	1,209	1,560	5,711	5,507
Transaction-related expenses	373	2	6,156	4,093
Restructuring expenses	256	—	1,587	—
Adjusted EBITDA	$(9,835)	$(2,012)	$(20,572)	$(6,307)